POWER OF ATTORNEY


      The undersigned officers and trustees of FRANKLIN FLOATING RATE TRUST (the "Registrant"), hereby appoint MARK H. PLAFKER, HARMON E BURNS, DEBORAH
R. GATZEK, KAREN L. SKIDMORE AND LEIANN NUZUM (with full power to each of them to act alone) as attorney-in-fact and agent, in all capacities, to execute, and to file any of the documents referred to below relating to the Amendments to the Company's Registration Statement on Form N-2 under the Investment Company Act of 1940 with respect thereto with any regulatory authority. Each of the undersigned grants to each of said attorneys, full authority to do every act necessary to be done in order to effectuate the same as fully, to all intents and purposes, as he could do if personally present, thereby ratifying all that said attorneys-in-fact and agents, may lawfully do or cause to be done by virtue hereof.

      The undersigned officers and trustees hereby execute this Power of Attorney as of this 16th day of March, 1999.




/s/ Rupert H. Johnson, Jr.,         /s/ Charles B. Johnson,
Principal Executive Officer and     Trustee
Trustee


/s/ Frank H. Abbott, III,           /s/ Harris J. Ashton,
Trustee                             Trustee


/s/ S. Joseph Fortunato             /s/ Edith E. Holiday,
Trustee                             Trustee


/s/ Frank W. T. LaHaye,             /s/ Gordon S. Macklin,
Trustee                             Trustee


/s/ Diomedes Loo-Tam,               /s/ Martin L. Flanagan,
Principal Accounting Officer        Principal Financial Officer